UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2017

Ohr Pharmaceutical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-88480	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Third Avenue, 11th Floor, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

(212) 682-8452
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

Ohr Pharmaceutical, Inc., a Delaware corporation (the “Company”), held its 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) on April 14, 2017. There were 35,961,396 shares of common stock entitled to be voted, of which 23,263,677 were voted in person or by proxy. The following matters were submitted to a vote of the Company’s stockholders at the 2017 Annual Meeting.

Proposal 1.

A proposal to elect two class I directors to serve until the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified or until death, resignation or removal. The nominees, June Almenoff and Thomas Riedhammer, were elected to serve as class I directors. The results of the voting were as follows:

Nominees	Votes For	Withheld	Broker Non-Votes
June Almenoff	5,574,557	163,730	17,525,390
Thomas Riedhammer	5,540,229	198,058	17,525,390

Proposal 2.

A proposal to approve a non-binding advisory resolution on executive compensation. The proposal was approved and results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
5,243,697	410,703	83,887	17,525,390

Proposal 3.

A proposal to ratify the selection of MaloneBailey, LLP as the Company’s independent auditors for the 2017 fiscal year. The proposal was ratified and the results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
21,815,457	1,285,700	162,520	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC
(Registrant)

Date:	April 19, 2017	By:	/s/ Sam Backenroth
Sam Backenroth
Chief Financial Officer